Exhibit 99.1

         Digital Fusion Announces Two Additions to its Executive Team;

             Government Contracting Veterans Join Digital Fusion to
                   Lead Northeast Region Business Development

     HUNTSVILLE, Ala.--(BUSINESS WIRE)--April 25, 2006--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT"), research and engineering, and acquisition and business support services provider, today announced the addition of two new executives to its team, Ms. Maria A. (Toni) Sepulveda as executive vice president of the northeast region and Mr. James DeBroux as vice president of the Washington D.C. business unit, effective May 1st.
     Ms. Sepulveda brings more than 25 years of experience in program management, finance and operations supporting various elements of the Army Staff, other government agencies and commercial customers. Ms. Sepulveda is a recognized expert in the areas of strategic communications, high-level analysis, and compelling presentations. Prior to joining Digital Fusion, Ms. Sepulveda was senior associate to the president for customer relations at SYColeman Corporation, who was recently acquired by L-3 Communications, and held various other management positions including vice president and general manager.
     "Being a part of the Digital Fusion team is a challenge come true," Ms. Sepulveda said. "With strong innovative leadership and technology, I can't think of anywhere else I'd rather be."
     Mr. DeBroux, who similarly joins Digital Fusion from SYColeman Corporation, brings with him extensive experience in business development, technology assessment, strategic planning personnel, operations and administration. With more than 30 years of experience, Mr. DeBroux was previously director of business development and group director for business operations for SYColeman.
     "I am excited by the prospect of what Digital Fusion is building and to be part of something this big," said Mr. DeBroux.
     Ms. Sepulveda and Mr. DeBroux's appointment is part of Digital Fusion's strategy to put in place an experienced, first class team of federal contracting industry experts. Under the direction of Digital Fusion's President, Gary S. Ryan, Sepulveda and DeBroux are part of a growing team that is focusing on business development.
     "With the addition of Toni and Jim, we continue to build a powerful executive team," said Frank Libutti, chief executive officer. "Their decades of success with industry leaders will be invaluable as Digital Fusion continues to gain momentum."
     "We are very pleased to be adding such seasoned executives to our team - they both have strong operating experience in executing aggressive business development plans and will be critical to the success of expansion to the northeast region," said Gary Ryan, president, "Toni has a well-earned reputation as someone who can make things happen and Jim brings a blend of executive management experience and technical expertise."

     About Digital Fusion

     Digital Fusion, Inc., headquartered in Huntsville, Alabama, is an information technology, research and engineering, and acquisition and business support services company that helps its customers make the most of technology to meet their business needs. Digital Fusion provides state-of-the-art solutions to both government and commercial customers. Digital Fusion's core competencies are focused in the following broad areas: Application Development, Architecture and Security; Network Security; Data Management and Business Intelligence; System Migration and Integration; Sensor Systems Development and Analysis; Aerodynamic Design, Analysis, and Support; Thermal-Structural Modeling; Test and Evaluation; Systems Engineering; Modeling and Simulation; Control System Design and Analysis; Mechanical Design and Analysis; and Program Management Support. For additional information about Digital Fusion visit http://www.digitalfusion.com.

     Forward Looking Statements. All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project," "anticipate," "believe," "estimate," "expect," "plan," "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.


     CONTACT: Digital Fusion, Inc., Huntsville
              Investor Relations: Elena Crosby, 256-837-2620 ir@digitalfusion.com